As Filed with the Securities and Exchange Commission on March 31, 2000
                                                    Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-8

                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933
                           ----------------------

                           HOMESERVICES.COM INC.
           (Exact name of registrant as specified in its charter)

                  Delaware                            41-1945806
    (State or Other Jurisdiction of                 (IRS Employer
    Incorporation or Organization)               Identification No.)

                    6800 FRANCE AVENUE SOUTH, SUITE 600
                           EDINA, MINNESOTA 55435
           (Address of Principal Executive Offices and Zip Code)

             HOMESERVICES.COM INC. EMPLOYEE STOCK PURCHASE PLAN
         HOMESERVICES.COM INC. SALES ASSOCIATE STOCK PURCHASE PLAN
                         (Full title of the Plans)

                          STEVEN A. MCARTHUR, Esq.
            Senior Vice President, General Counsel and Secretary
                           HOMESERVICES.COM INC.
                    6800 France Avenue South, Suite 600
                           Edina, Minnesota 55435
                               (612) 928-5900
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                           ----------------------

                                CALCULATION OF REGISTRATION FEE
=============================== ============= ================= ================= =================

                                                  Proposed          Proposed
                                                   Maximum           Maximum
    Title of Each Class of      Amount to be    Offering Price      Aggregate         Amount of
  Securities to be Registered   Registered(1)     Per Unit(2)       Offering       Registration Fee
                                                                    Price(2)
------------------------------- ------------- ----------------- ----------------- -----------------
------------------------------- ------------- ----------------- ----------------- -----------------

Common Stock, $0.01 par value      500,000          $9.50          $4,750,000         $   1,254
=============================== ============= ================= ================= =================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on March 30, 2000.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part 11 of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents, previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, ("Exchange Act"), are hereby incorporated by reference herein and shall be deemed a part hereof:

   1. HomeServices' Annual Report on Form 10-K for its fiscal year ended December 31, 1999.

   2.         HomeServices' Current Report on Form 8-K dated March 17, 2000.

   3.         HomeServices' Current Report on Form 8-K dated January 13, 2000.

   4. The description of HomeServices' Common Stock contained in the HomeServices' registration statement on Form 8-A filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description.

   5. HomeServices' final prospectus filed on October 8, 1999 pursuant to Rule 424(b)(4) of the Securities Act.

                  All documents, filed by or on behalf of HomeServices with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all documents filed by the HomeServices.Com Inc. Employee Stock Purchase Plan and the HomeServices.Com Inc. Sales Associate Stock Purchase Plan (the "Plans") pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by or on behalf of HomeServices pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of HomeServices' Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable

Item 5.           Interests of Named Experts and Counsel

                  The validity of the shares of Common Stock offered hereby will be passed upon for HomeServices by Steven A. McArthur, Senior Vice President, General Counsel and Secretary of HomeServices. As of the date of this registration statement, Mr. McArthur beneficially owned 51,000 shares of Common Stock.

Item 6.           Indemnification of Directors and Officers

                  As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the restated certificate of incorporation of HomeServices provides that no director shall be liable to HomeServices or its stockholders for monetary damages for breach of fiduciary duty as a director other than for (i) breaches of the directors' duty of loyalty to HomeServices and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the Delaware General Corporation Law and (iv) any transaction from which the director derived an improper personal benefit.

                  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other court shall deem proper.

                  The restated certificate of incorporation and the amended and restated bylaws of HomeServices provide for indemnification of officers and directors of HomeServices, both past and present, to the fullest extent permitted by the Delaware General Corporation law, and allow HomeServices to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the amended and restated bylaws. The amended and restated bylaws also authorize HomeServices to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not HomeServices would have the power to indemnify him against such liability under the provisions of its certificate of incorporation or
Section 145 of the Delaware General Corporation Law.

                  HomeServices intends to provide liability insurance for each of its directors and officers against certain losses arising from claims made against them while acting in their capacities as directors or officers of HomeServices, whether or not HomeServices would have the power to indemnify such person against such losses, as permitted by law.

                  The indemnification provisions contained in HomeServices' restated certificate of incorporation and amended and restated bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  5                 Opinion of Steven A. McArthur, Esq.

                  23(1)             Consent of PricewaterhouseCoopers LLP

                  23(3)             Consent of Steven A. McArthur
                                    (included in Exhibit 5)

                  24                Power of Attorney

                  99(1)             HomeServices.Com Inc. Employee
                                    Stock Purchase Plan

                  99(2)             HomeServices.Com Inc. Sales Associate
                                    Stock Purchase Plan

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933. (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by HomeServices pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of HomeServices' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plans' respective annual reports pursuant to
Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of HomeServices by HomeServices pursuant to the restated certificate of incorporation, the amended and restated bylaws, the Delaware General Corporation Law or otherwise, HomeServices has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by HomeServices of expenses incurred or paid by a director, officer or controlling person of HomeServices in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, HomeServices will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the adjudication of such issue.


                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, HomeServices certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edina, Minnesota on March 31, 2000.

                         HOMESERVICES.COM INC.


                         By /s/ Ronald J. Peltier
                            -----------------------------------------
                            Name:  Ronald J. Peltier
                            Title: President and Chief Executive Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

Signature                      Title                           Date Signed
---------                      -----                           -----------


 /s/David L. Sokol        *    Chairman and Director           March 31, 2000
---------------------------
David L. Sokol



 /s/Ronald J. Peltier     *    President, Chief Executive      March 31, 2000
---------------------------    Officer and Director
Ronald J. Peltier              (principal executive officer)



 /s/Dwayne J. Coben       *    Senior Vice President and       March 31, 2000
---------------------------    Chief Financial Officer
Dwayne J. Coben                (principal financial
                               and accounting officer)



 /s/Jack W. Frost         *    Director                        March 31, 2000
---------------------------
Jack W. Frost



 /s/R. Michael Knapp      *    Director                        March 31, 2000
---------------------------
R. Michael Knapp



 /s/Steven A. McArthur    *    Director                        March 31, 2000
---------------------------
Steven A. McArthur



 /s/Gregory E. Abel       *     Director                        March 31, 2000
---------------------------
Gregory E. Abel



 /s/Richard A. Jaros      *     Director                        March 31, 2000
---------------------------
Richard A. Jaros



 /s/W. David Scott        *     Director                        March 31, 2000
---------------------------
W. David Scott



*By /s/Steven A. McArthur
    -----------------------
    Steven A. McArthur
    Attorney-in-fact



         The Plans. Pursuant to the requirements of the Securities Act of 1933, each of the HomeServices.Com Inc. Employee Stock Purchase Plan and the HomeServices.Com Inc. Sales Associate Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edina, Minnesota, on March 31, 2000.

                   HOMESERVICES.COM INC EMPLOYEE STOCK PURCHASE PLAN

                   HOMESERVICES.COM INC. SALES ASSOCIATE STOCK PURCHASE PLAN


                   By: /s/Ronald J. Peltier
                       --------------------------------------
                   Name:  Ronald J. Peltier
                   Title: President and Chief Executive Officer



                                EXHIBIT LIST


Exhibit
  No              Description
-------           -----------
5                 Opinion of Steven A. McArthur, Esq.

23(1)             Consent of PricewaterhouseCoopers LLP

23(2)             Consent of Steven A. McArthur (included in Exhibit 5)

24                Power of Attorney

99(1)             HomeServices.Com Inc. Employee Stock Purchase Plan

99(2)             HomeServices.Com Inc. Sales Associate Stock Purchase Plan